UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 26, 2012

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation or organization)

No. 14 East Hushan Road,
Tai’an City, Shandong, 271000
People’s Republic of China
(Address of Principal Executive Offices)

86-538 -620-2306
Registrant's telephone number, including area code

____________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Mr. Y. Tristan Kuo resigned from his position as the Company’s Chief Financial Officer and from any other positions he currently holds at the Company’s subsidiaries, effective May 31, 2012. Mr. Kuo is pursuing a new career opportunity and will serve the Company as an independent consultant for the next twelve months. The Company’s Board of Directors (the “Board”) appointed Mr. Ming Yang, the Company’s Vice President-Finance & Compliance and Treasurer, as the interim Chief Financial Officer, effective May 31, 2012.

Mr. Ming Yang joined the Company in March 2012 and has been serving as the Company’s Vice President-Finance & Compliance and Treasurer in charge of financial management, internal controls, legal and compliance matters, and the implementation of corporate governance rules and policies and related decisions of the Board. There is no material change to Mr. Yang’s compensation arrangement as a result of his appointment as the interim Chief Financial Officer.

Mr. Yang has six years of financial management experience in corporations and eleven years of audit experience in accounting firms. Mr. Yang has extensive experience in dealing with China’s tax regulations, People’s Republic of China GAAP, IFRS, and internal control matters. He was an audit senior manager at KPMG, where he provided audit services for initial public offerings, rights issues, and merger and acquisition transactions. He also worked on the annual reports of various public companies listed in Hong Kong and mainland China. His audit clients ranged from state-owned enterprises and Chinese listed companies to multinational companies. Among his clients were Angang Steel, China Shenhua Energy, BOE Technology, and BHP Billiton. Before joining the accounting firms, Mr. Yang worked as an accountant and finance manager for several Chinese companies. Mr. Yang is a certified public accountant in China. He is 40 years old.

There is no family relationship between Mr. Yang and any directors or other executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction, between Mr. Yang and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On April 27, 2012, the Company issued a news release announcing the above-referenced change of executive officer. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	News release dated April 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2012	CHINA BIOLOGIC PRODUCTS, INC.

By: /s/ Chao Ming Zhao
Chao Ming Zhao
Chief Executive Officer